Exhibit 99.2

R. L. Polk & Co. and Subsidiaries Condensed Consolidated Financial Statements
Three Months Ended June 30, 2013 and 2012

R. L. POLK & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
Dollars in thousands, except for share and per-share amounts

	June 30,	March 31,
	2013	2013
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$128,777	$44,689
Accounts receivable, net	53,685	56,813
Prepaid expenses and other	12,089	8,560
Income taxes receivable	1,572	1,584
Deferred income taxes	462	475
Total current assets	196,585	112,121

OTHER ASSETS:
Property and equipment, net	27,555	29,376
Building under capital lease, net	5,367	5,462
Excess of cost over fair value of net assets acquired	42,739	42,747
Deferred income taxes	5,383	5,507
Intangibles	19,546	20,691
Other assets	11,038	10,998
TOTAL ASSETS	$308,213	$226,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,708	$11,213
Accrued expenses	13,397	11,280
Billings and deposits on unfilled orders	12,060	12,186
Salaries and payroll related liabilities	10,570	25,551
Income tax payable	8,416	525
Current portion of long-term incentive plan	532	532
Current portion of license agreement	539	539
Current obligation under capital lease	128	124
Total current liabilities	54,350	61,950

Line of credit	200,000	40,000
Obligation under capital lease	4,535	4,571
Retirement benefit liabilities	1,022	946
Long term incentive plans	16,681	15,543
Other long-term liabilities	2,938	3,006
Total liabilities	279,526	126,016
Commitments and Contingencies (Note 3)	—	—

STOCKHOLDERS’ EQUITY:
Common stock, no-par value, stated value $7.86 per share, authorized 1,000,000 shares; issued and outstanding 469,576 shares at June 30, 2013 and 501,385 shares at March 31, 2013	3,692	3,942
Accumulated other comprehensive income	1,799	2,062
Retained earnings	23,196	94,882
Total stockholders’ equity	28,687	100,886
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$308,213	$226,902
The accompanying notes are an integral part of these condensed consolidated financial statements.

R. L. POLK & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
Dollars in thousands
	Three Months Ended June 30,
	2013	2012

Net revenue	$105,492	$97,502
Compensation and related expenses	41,840	39,986
Direct materials and other operating expenses	19,224	17,647
General and administrative	16,628	20,679
Depreciation and amortization	5,603	5,032
Other losses:
Restructuring charge	—	1,717
Foreign currency exchange losses	88	27
Net other losses	88	1,744
Income from operations before interest and income taxes	22,109	12,414
Interest and investment income, net	(118)	(121)
Interest and other expense	306	6
Income from operations before income taxes	21,921	12,529
Income taxes	8,768	5,012
Net income	$13,153	$7,517

The accompanying notes are an integral part of these condensed consolidated financial statements.

R. L. POLK & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
Dollars in thousands
	Three Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,153	$7,517
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	5,603	5,032
Long-term incentive plan	1,580	747
Changes in assets and liabilities:
Accounts receivable	3,128	3,294
Prepaid expenses and other	(3,529)	(1,154)
Income taxes payable	8,040	5,300
Accounts payable and accrued liabilities	1,921	6,121
Salaries and payroll related liabilities	(14,981)	(11,606)
Billings and deposits on unfilled orders	(126)	(1,244)
Changes in certain assets, liabilities and other items	(566)	(719)
Net cash provided by operating activities	14,223	13,288

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and capitalized data	(4,874)	(5,987)
Cash received from note receivable	126	118
Investment in limited partnership	(40)	(70)
Purchases of marketable securities	—	(11)
Net cash used in investing activities	(4,788)	(5,950)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on capital lease obligation	(33)	—
Repurchase of common stock	(85,089)	(151)
Payment of dividends	—	(12,535)
Line of credit borrowing	160,000	—
Net cash provided by (used in) financing activities	74,878	(12,686)
EFFECT OF EXCHANGE RATE CHANGES ON CASH:
Effect of exchange rate changes on cash	(225)	(308)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	84,088	(5,656)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	44,689	69,838
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$128,777	$64,182

The accompanying notes are an integral part of these condensed consolidated financial statements.

R. L. POLK & CO. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements (Unaudited)
Three Months Ended June 30, 2013 and 2012
(Dollars in thousands, except share amounts)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

R. L. Polk & Co. (the “Company”) provides essential information for making business decisions by collecting, analyzing, and interpreting data, mainly for the transportation industry. Customers are located primarily in North America and Europe.

Principles of Consolidation and Basis of Financial Statement Presentation

The Consolidated Financial Statements include the Company and all majority-owned subsidiaries in which the Company has a controlling financial interest. Significant intercompany accounts and transactions have been eliminated in consolidation.

In the opinion of Company management, all adjustments, consisting of normal recurring adjustments, necessary to state fairly the financial position, results of operations and cash flows were recorded. The results of operations for the three month period ended June 30, 2013 are not necessarily indicative of the operating results for a full year or of future operations.

Certain information and footnote disclosure normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The accompanying condensed financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company's financial statements for the year ended March 31, 2013.

2. BORROWINGS

Line of Credit

At March 31, 2013, the Company had two bank lines of credit totaling $80,000. The $10,000 line of credit with JP Morgan Chase Bank, which expires September 30, 2014, provides for short-term borrowings. A second line of credit for $70,000 with Bank of America, which expires December 1, 2015, provides for long-term borrowings. Letter of credit guarantees outstanding at June 30, 2013 were $175.

In June 2013, the Bank of America line of credit agreement was amended and increased to $200,000. Certain borrowings under the line were used to finance the share repurchase discussed in Note 5. Borrowings outstanding under the line were $200,000 as of June 30, 2013 at a rate of .84535, which is equal to the LIBOR Daily Floating Rate + 0.65%. Additionally as of June 30, 2013, the Company has met the EBITDA covenant required in the lines of credit.

Cash paid for interest was $306 and $5 for the three months ended June 30, 2013 and 2012, respectively.

3. COMMITMENTS AND CONTINGENCIES

Capital Commitment

The Company became a participant in limited partnerships, Renaissance Venture Capital Fund I, L.P. (“Fund I”) in September 2008 and Renaissance Venture Capital Fund II, L.P. (“Fund II”) in April 2012. These partnerships were formed to expand southeast Michigan’s entrepreneurial capacity in venture capital funds by providing funding to early and mid-stage growth oriented companies in the region. The Company has committed to investing $1,000 in each of Fund I and Fund II, with funding anticipated over a five year period. The remaining obligation as of June 30, 2013 is $480 and $970 on Fund I and Fund II, respectively. Investments in these funds are classified as Level 3 under the provisions of FASB ASC Topic 820, “Fair Value Measurements.”

Litigation

The Company is involved in various claims and legal actions arising during the normal course of business. The amount of the liabilities associated with these claims and actions cannot be determined with certainty, however, provisions have been made within the financial statements for those losses where management has determined it is probable a liability will be incurred. Management is of the opinion that resolution of these claims and actions will not result in a material adverse impact to the results of operations, liquidity or financial condition.

4. INCOME TAXES

Our effective tax rate is estimated based upon the effective tax rate expected to be applicable for the full fiscal year.

Our effective tax rate for the three months ended June 30, 2013 and June 30, 2012 was 40.0 percent.

One of the Company’s subsidiaries is currently being audited by the State of Missouri for sales and use tax, specifically related to the manufacturing exemption.  As of the date of the financial statements, the Company believes that it is reasonably possible that there will be a liability for Missouri use tax. The estimated range of potential assessment is between $0 and $700.

5. SHARE REPURCHASE

In June 2013, the Company merged with RLP Merger Co., ("Merger Co.") a Delaware corporation and the holder of over 90% of the Common Stock of the Company immediately prior to the effectiveness of the merger. The Company remains as the surviving corporation. In connection with the merger each share of common stock that was not held by the Merger Co. was converted into the right to receive consideration at a pre-determined price per share. Consideration for these shares was paid in June and resulted in a repurchase of 31,809 shares at a total purchase price of $85,089.

6. EMPLOYEE BENEFIT PLANS

Effective April 2011, the Company established the R. L. Polk & Co. Phantom Share Plan (“PSP”). The PSP is designed to reward and incent employees and non employee directors, for their long-term contributions to the Company. Compensation expense is recognized annually over the service period related to the awards based on estimated value of the awards at the time of payout. Expense adjustments will be recognized annually as the estimated value changes, with the final adjustment recognized at the time of payout.

Estimated compensation expense recorded during the three months ended June 30, 2013 was $884.

7. SUBSEQUENT EVENTS

Subsequent events have been evaluated for recognition and disclosure through September 24, 2013, which is the date the condensed consolidated financial statements were issued.

The Company was acquired by IHS Inc. (NYSE:IHS), a global information company, for approximately $1.4 billion in cash and stock.  The acquisition of the Company is part of IHS’s growth strategy to build their business of proprietary content and decision support tools that deliver critical information and insight to their customers in the automotive market.  Closing of the acquisition occurred on July 15, 2013.

In July 2013, the $200,000 in outstanding borrowings under the Bank of America line of credit was paid off and all agreements for lines of credit were cancelled.

In July 2013, the commitments in Fund I and Fund II were sold to a related party for $503 and there is no remaining obligation.

In July 2013, the PSP was terminated and paid out. Total payments under the PSP were $33,951.